UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2006

The Boston Beer Company, Inc. (Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	001-14092 (Commission File Number)	04-3284048 (IRS Employer Identification No.)

One Design Center Place, Suite 850, Boston, MA (Address of principal executive offices)	02210 (Zip Code)

Registrant's telephone number, including area code (617) 368-5000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      At its meeting on December 19, 2006, the Compensation Committee of the Company's Board of Directors approved bonus objectives for the Company's Chief Executive Officer, Martin F. Roper, its Chairman, C. James Koch, as well as its other executive officers for 2007.

The Committee approved 2007 bonus opportunities for Mr. Roper equal to 80% of salary, based on achieving objectives as follows:

Depletions Growth	40%
Delivered Gross Profit and Margin	20%
Long-term security of supply	20%
Cost Reductions and Other Strategic Initiatives	10%
Upgrading certain Organizational Capabilities	10%

      In addition, the Committee approved a further bonus opportunity for Mr. Roper in 2007 equal to 80% of the above 2007 bonus potential (which would equal an incremental 64% of his base salary) tied to achieving certain goals that would require substantial out-performance of the Company's financial plan for the year, as follows:

Higher Level of Depletions Growth	50%
Stock Price performance relative to benchmark	30%

The Committee approved 2007 bonus opportunities for Mr. Koch equal to 100% of salary. Mr. Koch's objectives for 2007 as a percentage of his bonus opportunities are approximately as follows:

Depletions Growth	30%
Relative Depletions Growth to benchmark	30%
Delivered Gross Profit and Margin	15%
Stock Price performance relative to benchmark	25%

      The Committee also approved 2007 bonus opportunities for its executive officers, which opportunities are a combination of the Company achieving its corporate goals and the respective officers achieving their individual goals. The Company goals are based on (a) depletions growth, (b) cost savings, (c) brand health and (d) earnings per share growth. The bonus opportunities for such officers range from 30% to 50% of salary, with 30% to 40% of the bonus opportunity being the achievement by the Company of its goals.

It is anticipated that the Committee will set base salaries for the CEO, Chairman and the executive offices for 2007 at the meeting of the Committee to be held in February, 2007.

Based on the recommendation of the Compensation Committee, the Board of Directors approved the grant of options for shares of the Company's Class A Common

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Stock to Mr. Koch for 12,000 shares, to the executive officers for an aggregate of 52,000 shares and to certain senior managers for an aggregate of 12,100 shares, effective January 1, 2007. The vesting of each option is contingent on the Company achieving certain performance criteria; that is, the number of shares as to which the option shall become exercisable in any year is dependent upon the Company's performance as measured against a benchmark determined by the Company's Board of Directors.

      In addition, upon the recommendation of the Compensation Committee, the Company's Board of Directors approved an aggregate of $1,196,000 in restricted stock grants to be awarded as of January 1, 2007. Of these restricted stock grants, vesting of the shares equal in value to an aggregate of $115,000 awarded to two senior managers will be contingent of the achievement of certain performance criteria. The remaining of the shares of restricted stock, which will be awarded to other senior managers and certain key employees, will vest over a five-year period, without any contingencies. No executive officers of the Company will be included in these restricted stock grants.

      Based on the Compensation Committee's recommendation, the Company's Board of Directors, at its meeting on December 19, 2006, amended the Company's Employee Equity Incentive Plan (the "Plan"), to (a) increase the number of shares of the Company's Class A Common Stock in the Plan by 500,000 shares; (b) change the method of valuation of the fair market value of the Shares from the average of the high and low price of the stock on the previous trading day to the closing price of the stock on the previous trading day; and (c) allow the Board of Directors more discretion as to when and under what terms restricted stock and option grants can be made under the Plan. The amendment has been approved by the sole holder of the Company's Class B Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc. (Registrant)

Date: December 21, 2006	s/ MARTIN F. ROPER

Martin F. Roper Chief Executive Officer (Signature)*

*Print name and title of the signing officer under his signature.

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